UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 23, 2006

PAULA FINANCIAL
(Exact name of registrant as specified in its charter)

Delaware	0-23181	95-4640638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

PAULA FINANCIAL
87 E. Green Street, Suite 206
Pasadena, CA  91105
(Address of principal executive offices)

(626) 844-7100
(Registrant’s telephone number, including area code)

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01               Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 23, 2006, the Company received a Nasdaq Staff Determination indicating that the Company is not in compliance with the filing requirements set forth in Nasdaq Marketplace Rule 4310(c)(14) as a result of the failure to timely file a reviewed Quarterly Report on Form 10-QSB for the quarter ended June 30, 2006.  The Company’s independent accountants continue to work with the Audit Committee, independent counsel and management to complete the  the Company’s report on Form 10-QSB in order to cure the Company’s filing delinquency.  As a result of the Company’s failure to file a reviewed Quarterly Report on a timely basis, the Company’s shares are subject to delisting from the Nasdaq Capital Market.  At this time, the Company intends to request a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination and continue the Company’s listing.  There can be no assurances that the hearing panel will grant the Company’s request for continued listing.  Pending a decision by the hearing panel, the Company’s common stock will continue to be listed on the Nasdaq Capital Market.

FORWARD LOOKING STATEMENTS

This Form 8-K contains statements that are forward-looking in nature, including statements about a possible delisting and the Company’s intent to request a hearing on the matter.  Those statements are subject to risks and uncertainties that may cause actual results to differ materially, including the Company’s ability to cure any alleged default for non-compliance with the Nasdaq’s Marketplace Rules.

Item 9.01               Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release of PAULA Financial, dated August 29, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 29, 2006

By:	/s/ Deborah S. Maddocks
Vice President - Finance